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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, as amended, of our report dated July 7, 2000, relating to the consolidated financial statements of ROBB PECK McCOOEY Financial
Services, Inc. and its Subsidiaries, which report appears as an exhibit to the Current Report on Form 8-K of LaBranche & Co Inc. filed on March 22, 2001. We also consent to the reference to us under the heading "Experts," in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
New York, New York
January 23, 2002